EXHIBIT 99.1

Arbutus Appoints Two New Executives

Karen Sims, MD, PhD Promoted to Chief Medical Officer

Christopher Naftzger Appointed as General Counsel and Chief Compliance Officer

WARMINSTER, Pa., July 10, 2023 (GLOBE NEWSWIRE) -- Arbutus Biopharma Corporation (Nasdaq: ABUS) (“Arbutus” or the “Company”), a clinical-stage biopharmaceutical company leveraging its extensive virology expertise to develop novel therapeutics that target specific viral diseases, today announced the appointment of Dr. Karen Sims as Chief Medical Officer and Mr. Christopher Naftzger as General Counsel and Chief Compliance Officer. Mr. Naftzger succeeds Dr. Elizabeth Howard who will continue in an advisory role with respect to the on-going patent infringement litigations. Both Dr. Sims and Mr. Naftzger will report directly to William Collier, Arbutus President and Chief Executive Officer, effective immediately.

“We are excited to welcome Karen and Chris to the executive management team,” commented Mr. Collier. “Karen has played an integral role in the clinical development of AB-729, our lead RNAi therapeutic, during her six-year tenure at Arbutus, and has continued to advance our pipeline of HBV programs. I am confident that under her leadership, the clinical team will continue to effectively execute our mission to develop curative regimens for patients with chronic HBV.”

Mr. Collier continued, “Chris brings over a decade of experience serving as in-house general counsel for life science companies, making him well equipped to assist the company in its next stage of development. We expect this to be a seamless transition for the legal department as Liz continues to support the Company, serving in an advisory role with respect to our ongoing patent infringement litigation cases. On behalf of the entire Arbutus team and Board of Directors, I would like to thank Liz for her contributions over the last seven years as part of our legal team in addition to her many prior years of service as our external counsel. Liz has been instrumental in overseeing all legal initiatives for the Company and I’m thankful we will continue to benefit from her expertise moving forward as she serves in an advisory role.”

Dr. Karen Sims, MD, PhD, joined Arbutus in April 2017 and has held positions of increasing seniority, including most recently as Vice President, Clinical Development, before being promoted to Chief Medical Officer. Dr. Sims is a board-certified infectious disease physician with more than 12 years of industry experience in conducting and overseeing early stage through global Phase 2 clinical trials. Prior to joining Arbutus, Dr. Sims held multiple positions during her seven-year tenure at Bristol-Myers Squibb (NYSE: BMY). Most recently she served as Medical Director in the Virology and Immunoscience therapeutic areas where she oversaw Phase 1 and 2 trials in the HCV direct-acting antiviral program and several HIV discovery programs, as well as support for HIV marketed products. Previously, Karen was an Attending Physician and Instructor in Medicine at the Hospital of the University of Pennsylvania, with a focus on solid organ transplant infectious disease, HIV clinical care and translational research in lung transplantation. Dr. Sims obtained her BS in Biological Psychology at Bates College, her PhD in Neuroscience from the University of Pennsylvania, and received her MD from the University of Pennsylvania School of Medicine. Karen completed her Internal Medicine and Infectious Diseases training at the Hospital of the University of Pennsylvania.

Christopher Naftzger joins Arbutus with more than 25 years of legal experience, including over a decade of experience serving as senior in-house counsel with life science companies. Most recently he served as Interim-CEO, General Counsel and Corporate Secretary of Nabriva Therapeutics (Nasdaq: NBRV), a commercial-stage antibiotic company, where over the course of five years he held various roles including Vice President, Deputy General Counsel and Assistant Secretary. Mr. Naftzger has also served as General Counsel and Corporate Secretary of Krystal Biotech (Nasdaq: KRYS), an emerging-stage, gene therapy company and Vice President, General Counsel, Chief Compliance Officer, and Secretary of Unilife Medical Solutions, a developer and manufacturer of innovative drug delivery systems. He has held senior in-house counsel positions with Chesapeake Corporation and Koch Industries and was a corporate partner with Blank Rome LLP in Washington, DC. Mr. Naftzger obtained his undergraduate degree from Hampden-Sydney College and his law degree from the Willamette University College of Law.

Inducement Grants under Nasdaq Listing Rule 5635(c)(4)

In connection with the hiring of Mr. Naftzger, the Compensation Committee of the Arbutus Board of Directors granted to Mr. Naftzger an option to purchase an aggregate of 500,000 common shares as an inducement award material to Mr. Naftzger’s entering into employment with the Company in accordance with Nasdaq Listing Rule 5635(c)(4). The option has an exercise price equal to the closing price of Arbutus’ common stock on July 10, 2023 and will vest over a four-year period with 25% vesting on the first anniversary and the remaining 75% vesting in substantially equal increments monthly over the next three-year period thereafter, subject to the terms of the grant. The option was granted outside of the Company’s 2016 Omnibus Share and Incentive Plan, as supplemented and amended.

About HBV

Hepatitis B is a potentially life-threatening liver infection caused by the hepatitis B virus (HBV). HBV can cause chronic infection which leads to a higher risk of death from cirrhosis and liver cancer. Chronic HBV infection represents a significant unmet medical need. The World Health Organization estimates that over 290 million people worldwide suffer from chronic HBV infection, while other estimates indicate that approximately 2.4 million people in the United States suffer from chronic HBV infection. Approximately 820,000 people die every year from complications related to chronic HBV infection despite the availability of effective vaccines and current treatment options.

About Arbutus

Arbutus Biopharma Corporation (Nasdaq: ABUS) is a clinical-stage biopharmaceutical company leveraging its extensive virology expertise to develop novel therapeutics that target specific viral diseases. Our current focus areas include Hepatitis B virus (HBV), SARS-CoV-2, and other coronaviruses. To address HBV, we are developing a RNAi therapeutic, an oral PD-L1 inhibitor, and an oral RNA destabilizer to potentially identify a combination regimen with the aim of providing a functional cure for patients with chronic HBV by suppressing viral replication, reducing surface antigen and reawakening the immune system. We believe our lead compound, AB-729, is the only RNAi therapeutic with evidence of immune re-awakening. AB-729 is currently being evaluated in multiple phase 2 clinical trials. We also have an ongoing drug discovery and development program directed to identifying novel, orally active agents for treating coronaviruses, (including SARS-CoV-2), for which we have nominated a compound and have begun IND-enabling pre-clinical studies. In addition, we are also exploring oncology applications for our internal PD-L1 portfolio. For more information, visit www.arbutusbio.com.

Forward-Looking Statements and Information

This press release contains forward-looking statements within the meaning of the Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and forward-looking information within the meaning of Canadian securities laws (collectively, forward-looking statements). Forward-looking statements in this press release include statements about our future development plans for our product candidates.

With respect to the forward-looking statements contained in this press release, Arbutus has made numerous assumptions regarding, among other things: the effectiveness and timeliness of preclinical studies and clinical trials, and the usefulness of the data; the timeliness of regulatory approvals; the continued demand for Arbutus’ assets; and the stability of economic and market conditions. While Arbutus considers these assumptions to be reasonable, these assumptions are inherently subject to significant business, economic, competitive, market and social uncertainties and contingencies, including uncertainties and contingencies related to patent litigation matters.

Additionally, there are known and unknown risk factors which could cause Arbutus’ actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements contained herein. Known risk factors include, among others: anticipated pre-clinical studies and clinical trials may be more costly or take longer to complete than anticipated, and may never be initiated or completed, or may not generate results that warrant future development of the tested product candidate; Arbutus may elect to change its strategy regarding its product candidates and clinical development activities; Arbutus may not receive the necessary regulatory approvals for the clinical development of Arbutus’ products; economic and market conditions may worsen; uncertainties associated with litigation generally and patent litigation specifically; Arbutus and its collaborators may never realize the expected benefits of the collaborations; and market shifts may require a change in strategic focus.

A more complete discussion of the risks and uncertainties facing Arbutus appears in Arbutus’ Annual Report on Form 10-K, Arbutus’ Quarterly Reports on Form 10-Q and Arbutus’ continuous and periodic disclosure filings, which are available at www.sedar.com and at www.sec.gov. All forward-looking statements herein are qualified in their entirety by this cautionary statement, and Arbutus disclaims any obligation to revise or update any such forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future results, events or developments, except as required by law.

Contact Information

Investors and Media
Lisa M. Caperelli
Vice President, Investor Relations
Phone: 215-206-1822
Email: lcaperelli@arbutusbio.com